THE ORCHARD REPORTS FOURTH QUARTER AND FULL YEAR 2008 FINANCIAL RESULTS

ORCHARD DOUBLES REVENUE FROM 2007 TO 2008 AND GROWS
64% IN FOURTH QUARTER 2008 AS COMPARED TO FOURTH QUARTER 2007

Investor Conference Call Scheduled For
Wednesday, March 25, 2009, at 4:30 p.m. EDT

NEW YORK — March 25, 2009—The Orchard (NASDAQ: ORCD), a global leader in music and video entertainment, today reported financial results for the fourth  quarter and year ended December 31, 2008. These 2008 results include the results of Digital Music Group, Inc. (“DMGI”), which was combined with The Orchard on November 13, 2007. In July 2008, The Orchard acquired certain assets (the “TVT Assets”) from TVT Records, a division of TeeVee Toons, Inc., a leading U.S. independent record company.

Highlights for Fourth Quarter Ended December 31, 2008

For the fourth quarter of 2008, revenues were $16.2 million, compared to $9.9 million for the fourth quarter of 2007, an increase of 64%. On a pro forma combined basis, had DMGI and The Orchard been combined as of January 1, 2007, revenue increased 35% in the fourth quarter of 2008 as compared to the corresponding period in 2007. During the fourth quarter of 2008, 6% of revenue was derived from the TVT Assets.

The net loss for the fourth quarter of 2008 was $0.3 million ($0.05 per share), compared to a net loss of $2.4 million in the fourth quarter of 2007 ($0.53 per share) and a loss of $2.5 million in the fourth quarter of 2007 on a pro forma combined basis, had DMGI and The Orchard been combined as of January 1, 2007.

The Orchard’s gross profit margin was 33% in the fourth quarter of 2008, compared to 25% in the fourth quarter of 2007, and on a pro forma combined basis, had DMGI and The Orchard been combined as of January 1, 2007, gross profit margin was 24% in the fourth quarter of 2007.  This gross profit margin improvement is due to higher margins generated from the DMGI assets and the TVT Assets and other contributions such as fees charged to clients for certain services.

Operating expenses totaled $5.7 million for the fourth quarter of 2008, an increase of 28% from $4.4 million in the same period in 2007. Operating expenses increased from 2007 due to increased costs associated with becoming a public company and the acquisition of the TVT Assets offset by the impact of non-recurring compensation charges incurred in the comparative period in 2007. Operating expenses for the fourth quarter of 2008 also included bad debt write-downs of approximately $0.4 million and a loss on foreign currency transactions that totaled approximately $0.3 million.

On a pro forma combined basis, had DMGI and The Orchard been combined as of January 1, 2007, operating expenses increased 12% as compared to the fourth quarter of 2007 (as compared to a pro forma 35% increase in revenue over the same period).  On a pro forma combined basis, had DMGI and The Orchard been combined as of January 1, 2007, operating expenses as a percentage of revenue decreased from 45% in the fourth quarter of 2007 to 35% in the fourth quarter of 2008, a 20% decline.

Cash and cash equivalents were $4.5 million at December 31, 2008, and the company has no debt. The company was cashflow positive in the fourth quarter, with cash and cash equivalents increasing by $1.0 million over the quarter.

EBITDA for the fourth quarter of 2008 was positive, at $0.1 million, compared with an EBITDA loss of $2.3 million in the fourth quarter of 2007.  A reconciliation of GAAP net income to EBITDA is provided in the financial tables that accompany this release.

Highlights for the Year Ended December 31, 2008

For the year ended December 31, 2008, revenues were $57.4 million, compared to $28.5 million for 2007, an increase of 101%. On a pro forma basis, had DMGI and The Orchard been combined as of January 1, 2007, 2008 revenues were $57.4 million, as compared to $40.3 million in 2007, an increase of 42%. This compares to overall digital music industry growth in 2008 of approximately 25% as reported by industry trade organization International Federation of the Phonographic Industry (IFPI). During the full year 2008, approximately 3% of revenue was derived from the TVT Assets.

Combined revenue from digital downloads and subscription fees comprised approximately 78% of total revenues in both 2008 and 2007. Approximately 11% of 2008 revenues were derived from sales for mobile devices, as compared to 10% in 2007. Apple iTunes, the largest worldwide digital media retailer, represented 55% of total revenues in 2008, as compared to 54% in 2007.

Gross profit was $17.1 million (a 30% gross profit margin) for 2008, compared to $7.7 million (a 27% gross profit margin) for 2007. This gross profit margin improvement is, in part, due to higher margins generated from the DMGI assets and the TVT Assets. On a pro forma combined basis, had DMGI and The Orchard been combined as of January 1, 2007, gross profit was $17.1 million for 2008 compared to $10.3 million for 2007. The gross profit margin on a pro forma basis was 30% for 2008 compared to 26% for 2007.

Operating expenses were $19.7 million for the year ended December 31, 2008, compared to $14.4 million for the year ended December 31, 2007.  On a pro forma combined basis, had DMGI and The Orchard been combined as of January 1, 2007, operating expenses decreased to $19.7 million for the year ended December 31, 2008, compared to $19.8 million for the year ended December 31, 2007.

The net loss for 2008 was $2.3 million, or $0.36 per share based on 6.3 million weighted average shares outstanding for the year, compared with a net loss of $7.6 million, or $3.18 per share based on 2.4 million weighted average shares outstanding for 2007. On a pro forma combined basis, had DMGI and The Orchard been combined as of January 1, 2007, net loss was $2.3 million for 2008 compared to $9.3 million in 2007. The net loss per share on a pro forma basis was $0.36 per share for 2008 compared to $1.56 for 2007 on a basic and fully diluted basis.

Cash and cash equivalents were $4.5 million at December 31, 2008, and the company has no debt. During the twelve months of 2008, the company had a net decrease in cash of $6.1 million, which reflects, in large part, the costs associated with acquiring the TVT Assets.

As of December 31, 2008, the company had approximately 1.3 million music tracks available for sale, an increase of 27% from the same date in 2007 and an increase of 5% from September 30, 2008. During the fourth quarter of 2008, there were approximately 15.2 million paid downloads from The Orchard’s catalogue, an increase of 79% as compared to the corresponding period of 2007.

EBITDA for 2008 was a loss of $1 million, compared to an EBITDA loss of $6.9 million in 2007.  A reconciliation of GAAP net income to EBITDA is provided in the financial tables that accompany this release.

Management Comment
Commenting on the fourth quarter and year ended 2008 results, Greg Scholl, President and Chief Executive Officer of The Orchard said, “Despite a very challenging macro-economic environment during the second half of 2008, The Orchard has again driven strong revenue growth and continues to outpace the industry substantially.  And, for the second consecutive quarter, we have generated positive EBITDA and driven positive cashflow that we can re-invest into our growth.  We did so while expanding our gross margin over the course of the year, through smart acquisitions and our strategy of being a value-added media services company and not simply a commoditized provider of technology services forced to compete primarily on price.  We intend to increase our focus on cost management during 2009 while still achieving robust revenue growth and protecting our sector-leading gross margins to build value for our stockholders.”

Further Financial Information
For further company financial information, refer to the unaudited condensed consolidated balance sheets and unaudited condensed consolidated statements of operations attached to this release and to  The Orchard’s Annual Report for 2008 on Form 10-K, to be filed March 30, 2009 with the Securities and Exchange Commission.

Investor Conference Call and Webcast
The company will host a conference call on March 25, 2009 at 4:30 p.m. EDT to discuss its results and provide an update on the company. Presenting from the company will be its President and Chief Executive Officer, Greg Scholl and its Chief Financial Officer, Nathan Fong.

To participate in the call, interested parties are invited to dial 1 (866) 804-6921 for domestic callers or 1 (857) 350-1667 for international callers at least five minutes prior to the start time. The participant pass-code is 14765019. A live webcast of the call will be available on the company’s website at http://investor.theorchard.com.

A replay of the call will be available for one week, beginning one hour after the call ends by dialing 1 (888) 286-8010 for domestic callers or 1 (617) 801-6888 for international callers. The pass-code is 65517298. A replay of the webcast will also be archived on The Orchard’s website for at least fourteen days.

About The Orchard®
The Orchard (NASDAQ: ORCD) is one of the world’s leading digital media companies.  Headquartered in New York and London, and from offices in 27 countries around the world, The Orchard licenses and globally distributes more than 1.3 million songs and 4,000 video titles through hundreds of digital stores (e.g. iTunes, Amazon, Rhapsody, YouTube, Hulu) and mobile carriers (e.g. Verizon Wireless, Orange, China Mobile, Telefonica, 3).  The Orchard drives sales for its label, retailer, brand, and agency clients through innovative marketing and promotional campaigns; brand entertainment programs; and film, advertising, gaming and television licensing. Through its recently acquired TVT Distribution division, The Orchard also offers physical distribution solutions of music in CD and vinyl format for select record label partners in the United States.  A pioneer and continued innovator in digital music and media services, The Orchard fosters creativity and independence. For more information, please visit us at www.theorchard.com.

The Orchard is a registered trademark and The Orchard logo is a service mark of Orchard Enterprises NY, Inc. All Rights Reserved.

Forward Looking Statements
This release contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance, such as the factors underlying The Orchard’s historical performance and the likelihood that these will result in similar future performance, The Orchard’s performance in 2009 despite a challenging macro-economic environment, the impact that new business areas that are being launched will have on future growth and management’s ability to control costs as revenues increase. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date hereof and are based on our current views and assumptions. The Orchard undertakes no obligation to update these statements to reflect subsequent events or circumstances except as may be required by law. These forward-looking statements involve a number of risks and uncertainties, certain of which are outside of The Orchard’s control, such as the growth of the digital music and video markets, the impact of the general economic recession and management’s ability to capitalize on our business strategy and take advantage of opportunities for revenue expansion. These and other factors that could cause actual results to differ materially from our expectations are detailed in The Orchard’s filings with the Securities and Exchange Commission, such as our annual reports on Form 10-K and quarterly reports on Form 10-Q.

Use of Non-GAAP Measures
In addition to The Orchard’s condensed consolidated statements of operations and cash flow presented in accordance with GAAP, we present investors with certain non-GAAP financial measures, including pro forma combined statement of operations and EBITDA.

Management believes that non-GAAP financial results presented on a pro forma combined basis included in this release are useful measures of operating performance because they include the operations of DMGI that were combined with those of The Orchard on November 13, 2007, as if the companies had been combined as of the beginning of all periods presented. Management believes that this pro forma combined DMGI information provides useful information on which to base a meaningful comparison of The Orchard’s operations.  However, the financial results of TVT Records, a division of TeeVee Toons, Inc., were excluded from this pro forma combined information because the impact of the acquisition on our full year results was diminimus.

EBITDA consists of net income excluding the impact of the following: interest income, net; income taxes; depreciation; and amortization. Management also believes that the non-GAAP financial measure of EBITDA is a useful measure because it provides important supplemental information to management and investors regarding financial and business trends relating to The Orchard’s financial condition and results of operations and is useful to investors in their assessment of our operating performance and the valuation of our company.

Pro forma statements of operation data and EBITDA are non-GAAP measures and therefore, should be considered in addition to, not as a substitute for or superior to, revenue and operating expenses provided by reported operating activities, net income or other financial measures prepared in accordance with GAAP. In the financial tables of our earnings press release, The Orchard has included a reconciliation of the pro forma combined statements of operations data to the GAAP statements, as well as a reconciliation of EBITDA to GAAP net income.

CONTACT:
 The Orchard
 Nathan Fong, +1 212-300-2824,
 EVP & Chief Financial Officer of The Orchard
 nfong@theorchard.com

or

Press:
Ignition Marketing
Jackie Price, 617-435-6603
jprice@ignitionmkting.com

or

Investor Relations:
IR@theorchard.com

THE ORCHARD ENTERPRISES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(unaudited)		(unaudited)

REVENUES	$16,173,548	$9,856,522	$57,355,916	$28,548,834

COSTS OF REVENUES	10,833,989	7,377,752	40,272,293	20,893,414

GROSS PROFIT	5,339,559	2,478,770	17,083,623	7,655,420
Gross profit margin	33%	25%	30%	27%

OPERATING EXPENSES	5,674,880	4,425,790	19,699,730	14,355,998

LOSS FROM OPERATIONS	(335,321)	(1,947,020)	(2,616,107)	(6,700,578)

OTHER INCOME (EXPENSE):
Benefical conversion feature	-	(477,430)	-	(477,430)
Interest income	8,937	37,797	171,168	37,797
Interest expense to related party	-	(6,029)	-	(423,009)
Other income	20,528	(39,096)	190,356	(39,096)
Total other income (expense)	29,465	(484,758)	361,524	(901,738)

NET LOSS	$(305,856)	$(2,431,778)	$(2,254,583)	$(7,602,316)

Loss per share - basic and diluted	$(0.05)	$(0.53)	$(0.36)	$(3.18)

Weighted average shares outstanding -
basic and diluted	6,285,743	4,579,342	6,267,972	2,390,388

THE ORCHARD ENTERPRISES, INC.

SUMMARIZED CASH FLOW INFORMATION

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(unaudited)		(unaudited)

NET CASH FLOWS PROVIDED BY (USED IN):
Operating activities	$1,836,050	$(1,081,495)	$2,196,844	$(4,265,894)
Investing activities	(777,247)	9,294,969	(8,326,360)	8,889,283
Financing activities	--	(600,000)	--	4,350,000
Effect of exchange rate changes	(9,927)	(11,371)	13,925	(12,660)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,048,876	7,602,103	(6,115,591)	8,960,729

CASH AND CASH EQUIVALENTS - Beginning of period	3,472,151	3,034,515	10,636,618	1,675,889

CASH AND CASH EQUIVALENTS - End of period	$4,521,027	$10,636,618	$4,521,027	$10,636,618

THE ORCHARD ENTERPRISES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
EXCLUDING TVT RECORDS
For the Three Months Ended December 31, 2007
including reconciliation of reported results to a pro forma combined basis as if the Merger occurred January 1, 2007

	The	Digital
	Orchard	Music			Pro Forma
	Enterprises,	Group, Inc.			The
	Inc.	(prior to	Pro Forma		Orchard
	Historical	acquisition)	Adjustments	Notes	Enterprises, Inc.

REVENUES	$9,856,522	$2,125,772			$11,982,294

COST OF REVENUES	7,377,752	1,629,007	(78,208)	a	9,122,091
			193,540	b
GROSS PROFIT	2,478,770	496,765	(115,332)		2,860,203
Gross profit margin	25%				24%

OPERATING EXPENSES	4,425,790	1,707,552	(148,450)	a	5,064,286
			21,833	b
			(942,439)	c
LOSS FROM OPERATIONS	(1,947,020)	(1,210,787)	953,724		(2,204,083)

OTHER INCOME (EXPENSE):
Beneficial conversion feature	(477,430)	-	-		(477,430)
Interest income	37,797	124,252	-		162,049
Interest expense	(6,029)	2,915	60,450	d	57,336
Other	(39,096)	(5,782)	-		(44,878)
Total other income (expense)	(484,758)	121,385	60,450		(302,923)

NET LOSS	$(2,431,778)	$(1,089,402)	$1,014,174		$(2,507,006)

Loss per share - basic and diluted					$(0.41)

Weighted average shares outstanding - basic and diluted					6,150,657

Notes:
a	Remove historical depreciation and amortization of Digital Music Group, Inc.

b	Record pro forma amortization on music and audio content and depreciation on fixed assets obtained in Merger.

c	Remove Merger related expenses incurred by Digital Music Group, Inc.

d	Eliminate related party interest expense incurred by Orchard Enterprises, Inc.

THE ORCHARD ENTERPRISES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
EXCLUDING TVT RECORDS
For the Twelve Months Ended December 31, 2007
including reconciliation of reported results to a pro forma combined basis as if the Merger occurred January 1, 2007

	The	Digital
	Orchard	Music			Pro Forma
	Enterprises,	Group, Inc.			The
	Inc.	(prior to	Pro Forma		Orchard
	Historical	acquisition)	Adjustments	Notes	Enterprises, Inc.

REVENUES	$28,548,834	$11,752,784			$40,301,618

COST OF REVENUES	20,893,414	9,006,318	(683,452)	a	29,990,442
			774,162	b
GROSS PROFIT	7,655,420	2,746,466	(90,710)		10,311,176
Gross profit margin	27%				26%

OPERATING EXPENSES	14,355,998	7,674,897	(421,289)	a	19,827,460
			87,333	b
			(1,869,479)	c
LOSS FROM OPERATIONS	(6,700,578)	(4,928,431)	2,112,725		(9,516,284)

OTHER INCOME (EXPENSE):
Beneficial conversion feature	(477,430)	-	-		(477,430)
Interest income	37,797	723,874	-		761,671
Interest expense	(423,009)	(2,508)	477,430	d	51,913
Other	(39,096)	(42,274)	-		(81,370)
Total other income (expense)	(901,738)	679,092	477,430		254,784

NET LOSS	$(7,602,316)	$(4,249,339)	$2,590,155		$(9,261,500)

Loss per share - basic and diluted					$(1.56)

Weighted average shares outstanding - basic and diluted					5,921,193

Notes:
a	Remove historical depreciation and amortization of Digital Music Group, Inc.

b	Record pro forma amortization on music and audio content and depreciation on fixed assets obtained in Merger.

c	Remove Merger related expenses incurred by Digital Music Group, Inc.

d	Eliminate related party interest expense incurred by Orchard Enterprises, Inc.

THE ORCHARD ENTERPRISES, INC.

RECONCILIATION OF GAAP NET LOSS TO EBITDA

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)

Net loss in accordance with GAAP	$(305,856)	$(2,431,778)	$(2,254,583)	$(7,602,316)
Add (deduct):
Interest income	(8,397)	(37,797)	(171,168)	(37,797)
Interest expense to related party	-	6,029	-	423,009
Tax expenses	-	-	-	-
Depreciation and amortization	434,871	146,935	1,451,239	347,104

EBITDA	$120,618	$(2,316,611)	$(974,512)	$(6,870,000)